EXHIBIT 5.1
GROSS SHUMAN BRIZDLE & GILFILLAN, P.C.

GORDON R. GROSS	ATTORNEYS AT LAW
IRVING M. SHUMAN	465 MAIN STREET — SUITE 600	4145 North Service Road — Suite 200
PETER S. GILFILLAN	BUFFALO, NEW YORK 14203-1787	Burlington, Ontario, Canada L7L 6A3
DAVID H. ALEXANDER*	(716) 854-4300	(416) 221-5600
ROBERT J. FELDMAN	(866) 893-2003	(905) 336-8957
LESLIE MARK GREENBAUM	FAX: (716) 854-2787	Fax: (905) 332-3007
JEFFREY A. HUMAN
HUGH C. CARLIN		By Appointment Only:
HOWARD B. COHEN	Fax/Email Not
JOHN K. ROTTARIS	For Service of Papers	5820 Main Street- Suite 306
JOHN F. LEONE		Williamsville, NY 14221
JONATHAN D. SCHECHTER
DAVID H. ELIBOL
THOMAS J. KEABLE		Joel H. Paull
HARRY J. FORREST		Of Counsel
MELISSA S. PAULL
JANET G. BURHYTE

*	NY & FLA BAR
January 26, 2006
Ecology and Environment, Inc.
368 Pleasant View Drive
Lancaster, New York 14086
     Re: Form S-8
Gentlemen:
     We have acted as counsel to Ecology and Environment, Inc. (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”) relating to the registration of an aggregate of 200,000 shares of the Company’s Common Stock, $.01 par value per share (the “Shares”), reserved for issuance from time to time under the Ecology and Environment, Inc. 2003 Stock Award Plan (the “Plan”).
     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Certificate of Incorporation, as amended, and By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Plan, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.
     Based on the foregoing, it is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plan, legally issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

GROSS, SHUMAN, BRIZDLE, & GILFILLAN, P.C.
By: /s/ David H. Alexander